Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sentry Technology Corporation on Form S-8 of our report dated February 28, 1997 appearing in the Annual Report on Form 10-K of Sentry Technology Corporation for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

Jericho, New York
August 29, 1997